EXHIBIT 99.1

SoundBite Communications Reports Fourth Quarter and Year End 2010 Financial Results

Revenues of $10.1 Million; Achieved Positive Operating Income

BEDFORD, Mass., Feb. 23, 2011 (GLOBE NEWSWIRE) -- SoundBite Communications, Inc. (Nasdaq:SDBT) today announced its financial results for the fourth quarter and full year 2010. Fourth quarter revenues, computed in accordance with U.S. generally accepted accounting principles (GAAP), were $10.1 million, a decrease of 4% compared to the same quarter in 2009. Net income was $71,000 for the fourth quarter of 2010, or a net income per share of $0.00, versus a net loss of $704,000 in the fourth quarter of 2009 or a net loss per share of $0.04. On a non-GAAP basis, after excluding non-cash stock compensation expense and amortization of intangibles, net income per share was $0.03 in the fourth quarter compared to a net loss per share of $0.03 in the same quarter in 2009.

"The fourth quarter marked an important milestone for SoundBite; both financially and as reflected in our client metrics. We not only achieved our goal of positive operating income on a non-GAAP basis, but due to our tight management of costs during the quarter we were able to achieve positive results on a GAAP basis. The fourth quarter also marked the first sequential quarter of revenue growth in over a year," stated Jim Milton, president and CEO of SoundBite Communications.  "In addition to our financial performance, we also continued our focus on operational improvements. During the quarter we received PCI re-certification as a Level 1 service provider. Achieving this most rigorous level of validation available under the PCI Data Security Standard provides a high level of strategic value to us and our clients."

Milton continued, "We continue to make progress in our key initiatives – global growth, mobile expansion and the hosted contact center.   Our clients are welcoming our expansion efforts, as evidenced in the new and unique pilots underway, and are looking towards SoundBite for their future proactive communication plans. The headwinds we experienced throughout 2010 continue, but we are starting to see improvement that we believe will have a positive effect on the second half of the year."

Recent Highlights

  Introduced SoundBite Smart Sounds, a library of professionally recorded, customized voice messaging scripts that help organizations deliver targeted voice messages to customers that directly align with their unique campaign goals. Key benefits include improved customer service, an extensive variety of voice offerings and a high quality messaging service resulting in better business results and a positive brand experience.
  Unveiled the SoundBite In-Home Service Appointment Solution. This solution provides home appliance, cable, satellite and broadband service providers with relevant and timely multi-channel appointment reminders to help lower operating costs, reduce customer churn, differentiate service and provide customers with greater convenience throughout the entire appointment experience.
  Received re-certification as a Level 1 Service Provider compliant with the Payment Card Industry Data Security Standard (PCI DSS) marking the third consecutive year that SoundBite has been PCI certified as a Level 1 service provider. PCI DSS is the industry standard for any merchant or service provider to process, store or transmit cardholder data.

Quarterly Results

GAAP Results

Gross margin for the fourth quarter of 2010 was 60.1% versus 60.8% in the fourth quarter of 2009.  Operating expenses were $6.1 million in the fourth quarter of 2010 and as a percentage of revenues were 59.6% versus 67.3% in the year-earlier period.

Net income was $71,000 for the fourth quarter of 2010 versus a net loss of $704,000 in the fourth quarter of 2009. Net income per share for the fourth quarter of 2010 was $0.00, versus a net loss per share of $0.04 in the same quarter of 2009.

Net income in the fourth quarter of 2010 included stock-based compensation expense of $337,000 and amortization of intangible assets of $12,000. Net loss in the fourth quarter of 2009 included stock-based compensation expense of $197,000 and amortization of intangibles of $30,000 associated with the Company's acquisition of Mobile Collect (see the attached table for a breakdown of stock-based compensation expense by operating statement line item).

Non-GAAP Results

Fourth quarter 2010 non-GAAP net income per share was $0.03, compared to a non-GAAP net loss per share of $0.03 for the same period in 2009. Non-GAAP net income or loss computations exclude stock compensation expense and amortization. A reconciliation of the most comparable GAAP financial measure to the non-GAAP measure used above is included with the financial tables at the end of this release.

Free cash flow, calculated as cash flow from operating activities, plus proceeds from the sale of equipment, less payments of contingent purchase price related to our Mobile Collect acquisition, investments in capitalized software and purchases of property and equipment, the fourth quarter resulted in a negative free cash flow of approximately $1.0 million.

First Quarter Guidance

Based on information available as of February 23, 2011, SoundBite is issuing guidance for the first quarter 2011 as follows:

For the first quarter of 2011, SoundBite currently projects revenues in the range of $9.0 million to $9.5 million and gross margin in the range of 58% to 59%. Operating expenses are expected to be approximately $6.9 million. The projection for GAAP operating loss is in the range of $1.7 million to $1.3 million, and on a per share basis is a net loss of $0.10 to $0.08 for the first quarter of 2011.

The non-GAAP operating projections are for an operating loss of $1.4 million to $1.0 million, or a non-GAAP net loss per share of $0.08 to $0.06. Non-GAAP per share estimates exclude the effects of estimated stock-based compensation expense of approximately $310,000 and amortization of intangibles of $10,000 associated with the Company's acquisition of Mobile Collect and assumes a basic weighted share count of approximately 16.4 million shares for the first quarter of 2011. SoundBite expects capital expenditures to be approximately $400,000 and depreciation expense to be approximately $350,000.

Webcast and Teleconference Information

The Company will host a conference call today at 5:00 p.m. ET to discuss its financial results.  A live and archived webcast of the event will be available at http://ir.soundbite.com/events.cfm.  A live dial-in is available domestically at 888-350-0137 and internationally at +1 970 315 0478. A replay of the call will be available two hours after the live call until 11:59 p.m. ET on February 25, 2011 and can be accessed by dialing 800-642-1687 for domestic callers and +1 706 645 9291 for international callers and entering passcode 42722760.

Non-GAAP Measures

To supplement its statements of operations information presented in accordance with GAAP, SoundBite uses non-GAAP measures for net income or loss per share and free cash flow. In order for investors to be better able to compare its current results with those of previous periods, SoundBite has shown a reconciliation of GAAP to non-GAAP financial measures. The net income or loss per share reconciliation adjusts the GAAP net income or loss per share to exclude stock compensation expense, amortization, impairment of goodwill, and severance expense. The free cash flow reconciliation adjusts the GAAP cash flow from operating activities to include proceeds from the sale of equipment and exclude contingent purchase price related to our Mobile Collect acquisition, investments in capitalized software and purchases of property and equipment.  SoundBite believes the presentation of these non-GAAP financial measure enhance investors' overall understanding of SoundBite's historical financial performance. The presentation of non-GAAP net income or loss per share and free cash flow is not meant to be considered in isolation or as a substitute for SoundBite's financial results prepared in accordance with GAAP and SoundBite's non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

About SoundBite Communications

SoundBite Communications is a leading provider of on-demand, multi-channel proactive customer communications solutions designed to transform the way organizations communicate throughout the customer lifecycle to build trusted, lifelong and profitable relationships. Clients can leverage SoundBite's proactive customer communications offering and expertise in designing, executing and optimizing communications strategies to engage in relevant customer interactions that deliver long-term business value. Visit SoundBite.com for more information.

The SoundBite Communications, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4393

Forward-Looking Statement

This is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained in this press release, including statements made under "First Quarter  Guidance," are based upon SoundBite's historical performance and its current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by SoundBite, its management or any other person that the future plans, estimates or expectations contemplated by SoundBite will be achieved. These forward-looking statements represent SoundBite's expectations as of the date of this press release. Subsequent events may cause these expectations to change and SoundBite disclaims any obligation to update the forward-looking statements in the future. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including: slower than anticipated development of the market for automated voice messaging services; defects in SoundBite's platform; disruptions in its service or errors in its execution; discontinued or decreased use of SoundBite's service by its clients, which are not subject to minimum purchase requirements for any reason, including market conditions and regulatory developments; and the occurrence of events adversely affecting the collection agencies industry or in-house collection departments, which account for a significant portion of SoundBite's revenues. These and other factors, including the factors set forth under the caption "Item 1A. Risk Factors" of Part II in SoundBite's most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission, could cause SoundBite's performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

SoundBite is a registered service mark of SoundBite Communications, Inc.

(SDBT: F, G)

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Revenues	$ 10,147	$ 10,609	$ 39,494	$ 40,183
Cost of revenues (1)	4,047	4,159	15,955	15,899
Gross profit	6,100	6,450	23,539	24,284
Operating expenses:
Research and development (1)	1,350	1,442	5,886	5,628
Sales and marketing (1)	3,134	3,909	14,171	14,784
General and administrative (1)	1,566	1,791	6,799	7,836
Impairment of goodwill	0	0	0	121
Total operating expenses	6,050	7,142	26,856	28,369
Operating income (loss)	50	(692)	(3,317)	(4,085)
Other (loss) income:
Interest and other (loss) income	(9)	4	2	70
Income (loss) before provision for income taxes	41	(688)	(3,315)	(4,015)
(Benefit) provision for income taxes	(30)	16	(30)	16
Net income (loss)	$ 71	$ (704)	$ (3,285)	$ (4,031)

Net income (loss) per common share:
Basic & Diluted	$ 0.00	$ (0.04)	$ (0.20)	$ (0.25)
Weighted average common shares outstanding:
Basic	16,372,732	16,309,252	16,344,213	15,961,491
Diluted	16,469,625	16,309,252	16,344,213	15,961,491

(1) Amounts include stock-based compensation expense, as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

Cost of revenues	$ 10	$ 1	$ 41	$ 22
Research and development	61	25	241	101
Sales and marketing	121	25	476	352
General and administrative	145	146	595	502
	$ 337	$ 197	$ 1,353	$ 977

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except share amounts)

	December 31,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$ 34,157	$ 36,322
Accounts receivable, net of allowance for doubtful accounts of $197 at
December 31, 2010 and $152 at December 31, 2009	6,577	6,878
Prepaid expenses and other current assets	1,183	1,344
Total current assets	41,917	44,544
Property and equipment, net	2,550	2,789
Intangible assets, net	517	79
Goodwill	762	213
Other assets	229	129
Total assets	$ 45,975	$ 47,754

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 1,067	$ 973
Accrued expenses	3,297	3,212
Total current liabilities	4,364	4,185

Non-current liabilities:
Other liabilities	421	537
Total liabilities	4,785	4,722

Stockholders' equity:
Common stock, $0.001 par value — 75,000,000 shares authorized; 16,576,701 and 16,506,730 shares issued at December 31, 2010 and December 31, 2009; 16,381,316 and 16,311,345 shares outstanding at December 31, 2010 and December 31, 2009	17	17
Additional paid-in capital	69,454	68,011
Treasury stock, at cost —195,385 shares at December 31, 2010 and December 31, 2009	(132)	(132)
Accumulated other comprehensive loss	(72)	(72)
Accumulated deficit	(28,077)	(24,792)
Total stockholders' equity	41,190	43,032
Total liabilities and stockholders' equity	$ 45,975	$ 47,754

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Twelve Months Ended
	December 31,
	2010	2009
Cash flows from operating activities:
Net loss	$ (3,285)	$ (4,031)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	1,836	2,486
Amortization of intangible assets	62	126
Provision for doubtful accounts	60	33
Stock-based compensation	1,353	977
Impairment of goodwill	0	121
(Gain) loss on disposal of equipment	(2)	25
Change in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	241	(270)
Prepaid expenses and other current assets	161	(123)
Other assets	(100)	(67)
Accounts payable	64	370
Accrued expenses and other liabilities	(77)	59
Net cash provided by (used in) operating activities	313	(294)
Cash flows from investing activities:
Proceeds received from sale of equipment	2	0
Cash paid related to acquisition of business	(503)	(256)
Investment in capitalized software	(500)	0
Purchases of property and equipment	(1,567)	(885)
Net cash used in investing activities	(2,568)	(1,141)
Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	90	332
Net cash provided by financing activities	90	332
Net decrease in cash and cash equivalents	(2,165)	(1,103)
Cash and cash equivalents, beginning of period	36,322	37,425
Cash and cash equivalents, end of period	$ 34,157	$ 36,322

Supplemental disclosure of cash flows information:
Cash paid during the period for income taxes	$ 7	$ 20
Supplemental disclosures of non-cash investing activities:
Property and equipment, included in accounts payable	$ 173	$ 139
Contingent cash payment to Mobile Collect, included in accrued expenses	$ 163	$ 118

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Reconciliation of GAAP Cash Flows from Operating Activities to Non-GAAP Free Cash Flows
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
GAAP cash flows (used in) generated from operating activities	$ (398)	$ (686)	$ 313	$ (294)
Proceeds from sale of equipment	2	--	2	--
Contingent purchase price payments to Mobile Collect	(159)	(40)	(503)	(256)
Investments in capitalized software	(11)	--	(500)	--
Purchases of property and equipment	(457)	(81)	(1,567)	(885)
Non-GAAP free cash flows	$ (1,023)	$ (807)	$ (2,255)	$ (1,435)

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss) and EPS
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
GAAP net income (loss)	$ 71	$ (704)	$ (3,285)	$ (4,031)
Stock compensation expense	337	197	1,353	977
Amortization expense	12	30	62	126
Impairment of goodwill	--	--	--	121
Severance expense	--	--	--	553
Non-GAAP net income (loss)	$ 420	$ (477)	$ (1,870)	$ (2,254)

Non-GAAP net income (loss) per common share:
Basic & Diluted	$ 0.03	$ (0.03)	$ (0.11)	$ (0.14)

Weighted average common shares used in computing Non-GAAP net income (loss) per common share:
Basic	16,372,732	16,309,252	16,344,213	15,961,491
Diluted	16,469,625	16,309,252	16,344,213	15,961,491

CONTACT: IR Contact:
         Lynn Ricci
         SoundBite Communications
         781-897-2696
         lricci@SoundBite.com

         Media Contact:
         Marie Ruzzo
         SoundBite Communications
         781-897-2632
         mruzzo@SoundBite.com